MARKED DRAFT -- 08/29/96
                                                      (AGAINST 08/28/96 VERSION)

                          CAL DIVE INTERNATIONAL, INC.

                                __________ Shares
                                  Common Stock
                            (No Par Value Per Share)
                                 ---------------

                             UNDERWRITING AGREEMENT

                                                            New York, New York
                                                            __________ ___, 1996

SCHRODER WERTHEIM & CO. INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
SIMMONS & COMPANY INTERNATIONAL
                 As Representatives of the several
                 Underwriters named in Schedule I hereto
c/o Schroder Wertheim & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York  10019-6016

Dear Sirs:

        Cal Dive International, Inc., a Minnesota corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell, and certain shareholders of the Company (named in Schedule II attached hereto the "Selling Shareholders") propose to sell, to the Underwriters named in
Schedule I hereto (the "Underwriters"), an aggregate of __________ shares of Common Stock, no par value per share (the "Common Stock"). The __________ shares of Common Stock to be sold by the Company and the Selling Shareholders are herein referred to as the "Firm Securities." In addition, the Company and certain of the Selling Shareholders propose to grant to the Underwriters an option to purchase up to an additional __________ shares of Common Stock (the "Option Securities"), on the terms and for the purposes set forth in Section 2 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities." Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives OF THE SEVERAL UNDERWRITERS (THE "REPRESENTATIVES").

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -1-

        1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                (a) A registration statement on Form S-l (File No. 333-_____) as amended by Amendment No. filed (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations of the Commission under the Act (the "Rules and Regulations"), is hereinafter called a "Preliminary Prospectus," the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

               (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Schroder Wertheim & Co. Incorporated ("SCHRODER WERTHEIM") expressly for use therein;

               (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations of the Commission thereunder, and did not and will not, as of the applicable effective date as to the

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -2-

        Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Schroder Wertheim expressly for use therein;

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Minnesota, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business affairs or prospects of the Company and its subsidiaries taken as a whole, (such adverse effect to be hereinafter referred to as a "Material Adverse Effect"); and each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, (except where the failure to so qualify would not have a Material Adverse Effect);

               (e) All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances, equities, security interests, or claims; and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of any subsidiary or any security convertible or exchangeable or exercisable for capital stock of any subsidiary; except for the shares of stock of each subsidiary owned by the Company, neither the Company nor any subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or has any equity interest in any firm, partnership, joint venture or other entity;

               (f) The Company has all corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement have been duly and validly authorized

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -3-

        by all requisite corporate action of the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally;

               (g) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and its subsidiaries, taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any change in the capital stock (other than shares issued pursuant to the exercise of employee stock options that the Prospectus indicates are outstanding (the "Employee Option Shares")), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

               (h) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or contemplated by the Prospectus, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company and its subsidiaries;

               (i) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with the applicable Federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding options warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company;

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -4-

               (j) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and will conform in all material respects to the description thereof in the Prospectus and will be quoted on the NASDAQ National Market as of the Effective Date;

               (k) The performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim, or encumbrance upon, any of the property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the AMENDED AND RESTATED ARTICLES of Incorporation (THE "ARTICLES OF INCORPORATION") or the By-Laws, in each case as amended to the date hereof, of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except the registration under the Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

               (l) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or of which any property of the Company or any of its subsidiaries is the subject, other than litigation or proceedings incident to the business conducted by the Company and its subsidiaries which will not individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others;

               (m) The Company and its subsidiaries have such licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Prospectus; and the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -5-

        notice or lapse of time or both would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permits where such revocation, termination or impairment would have a Material Adverse Effect;

               (n) Arthur Andersen LLP who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations of the Commission thereunder;

               (o) The historical information underlying the estimates of the reserves of the Company supplied by the Company to Miller & Lents, Ltd. ("Miller & Lents"), independent petroleum engineers, for the purposes of preparing the reserve reports of the Company referenced in the Prospectus (the "Reserve Report"), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the date of such Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to Miller & Lents were prepared in good faith and with a reasonable basis; the information provided by Miller & Lents for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; to the best of the Company's knowledge, Miller & Lents was, as of the date of the Reserve Report prepared by it, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Report; estimates of such reserves and the present value of the future net cash flows therefrom as described in the Prospectus and reflected in the Reserve Report comply in all material respects to the applicable requirements of the Rules and Regulations;

               (p) The Company (A) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or waste, pollutants or contaminants ("Environmental Laws"),
        (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singularly or in the aggregate, have a Material Adverse Effect.

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -6-

        There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action by the Company under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection;

               (q) The consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the Prospectus present fairly the financial condition, the results of operations and the cash flows of the Company and its subsidiaries as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented and, to the extent such information and data is derived from the financial statements and books and records of the Company and its subsidiaries, is prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries; no other financial statements or schedules are required to be included in the Registration Statement and the Prospectus;

               (r) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto; and all such contracts to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof;

               (s) The Company and its subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -7-

        names, copyrights, technology and know-how necessary to conduct the general business now or proposed to be operated by them as described in the Prospectus; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names, copyrights, technology or know-how which, singularly or in the aggregate, would have a Material Adverse Effect;

               (t) Neither the Company nor any of and its subsidiaries are in violation of any term or provision of its ARTICLES of Incorporation or By-Laws (or similar corporate constituent documents), in each case as amended to the date hereof; nor are the Company or any of its subsidiaries in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries where such violation would have a Material Adverse Effect;

               (u) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or may be affected where such default would have a Material Adverse Effect;

               (v) The Company and its subsidiaries have timely filed all necessary tax returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all tax years through December 31, 1995, to the extent such taxes have become due. The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect; the Company and its subsidiaries have paid all taxes which have become due, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Registration Statement; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity;

               (w) The Company will not, during the period of 180 days after the date hereof except pursuant to this Agreement, offer, sell, contract to sell or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -8-

        stock of the Company), directly or indirectly, without the prior written consent of the Representatives of the Underwriters except for grants under the Company's stock option plan and the issuance of stock upon the exercise of any options granted thereunder;

               (x) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

               (y) Neither the Company nor any of its subsidiaries is in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or paying of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Rules and Regulations promulgated thereunder, where such violation would have a Material Adverse Effect;

               (z) None of the Company or its subsidiaries, or its officers, directors, employees or agents has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or made any unlawful payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation;

               (aa) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

               (bb) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

               (cc) Neither the Company nor any of its subsidiaries is party to any union or collective bargaining agreements, and no labor disturbance, strike or slowdown exists, or, to the Company's knowledge, is threatened, by or involving any employees of the Company or its subsidiaries, in any such case that is or would be reasonably likely to have a Material Adverse Effect;

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                       -9-

               (dd) The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, are, in all material respects, accurate and complete;

               (ee) The Company and any of its subsidiaries that owns the marine vessels described in the Prospectus (the "Vessels"), which operate in United States coastwise trade, are and at all times have been citizens of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, 46 U.S.C. ss.802 (the "Shipping Act"), and qualified to engage in coastwise trade. At no time during the Company or any subsidiary's ownership of the Vessels have any of the Vessels been sold, chartered or otherwise transferred to any person or entity in violation of any applicable laws, rules or regulations. Except as set forth of Schedule III, each Vessel has clean certificate of inspection from the United States Coast Guard and an American Bureau of Shipping load line certificate where applicable, in each case free of reported or reportable exceptions or notations of record;

               (ff) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and except as described in the Prospectus neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

               (gg) There are no holders of securities of the Company, who, by reason of the filing of the Registration Statement, have the right (and have not waived such right) to require the Company to register under the Act, or to include in the Registration Statement, securities held by them; and

               (hh) The Company has not distributed and, prior to the later of
         (i) any Option SECURITIES DELIVERY Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

        1.A. Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

               (a) Such Selling Shareholder has all requisite power, authority, authorizations, approvals, orders and consents to enter into this Agreement and to carry out the provisions and conditions hereof and in the event that such Selling

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -10-

        Shareholder is a corporation, such Selling Shareholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; in the event that such Selling Shareholder is a limited partnership, such Selling Shareholder has been duly formed and is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation;

               (b) Each of this Agreement, the Custody Agreement (a form of which is attached hereto as Exhibit A) and the Power of Attorney (a form of which is attached hereto as Exhibit B) has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a legal, valid and binding agreement of such Selling Shareholder and is enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally;

               (c) On the closing date for the Securities, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold by such Selling Shareholder to the Underwriters will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with;

               (d) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Shareholder pursuant to the terms or provisions of, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under the articles of association or charter or BY-LAWS of such Selling Shareholder, if applicable, or any contract or other agreement to which such Selling Shareholder is a party or bound, or under any law, order, statute, regulation, consent or memorandum of understanding applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

               (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions on its part contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Shareholder or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD");

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -11-

               (f) To the best of such Selling Shareholder's knowledge, as of the date hereof, and as of each of the Time of Delivery and the Option Securities Delivery Date (AS DEFINED IN SECTION 4 HEREOF), the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

               (g) The Selling Shareholder has not distributed and, prior to the later to occur of (i) the Time of Delivery, (ii) the Option Securities Delivery Date or (iii) completion of the distribution of the Securities, will not distribute without your prior written consent any offering material in connection with the offering and sale of the Securities other than as permitted by the Act; and

               (h) The Selling Shareholder now has, and at each of the Time of Delivery and the Option Securities Delivery Date will have, good and valid title to the Securities to be sold by such Selling Shareholder hereto, free and clear of all security interests, liens, encumbrances, equities or other claims, and, upon delivery of and payment for such Securities, the Selling Shareholder will deliver to the Underwriter, good and valid title to such Securities, free and clear of all security interests, liens, encumbrances, equities or other claims.

        2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Selling Shareholders agree to sell, to the several Underwriters an aggregate of __________ Firm Securities (__________ shares of such Firm Securities will be sold by the Company and __________ shares of such Firm Securities will be sold by the Selling Shareholders), and each of the Underwriters agrees to purchase from the Company and the Selling Shareholders, at a purchase price of $_____ per share, the respective aggregate number of Firm Securities determined in the manner set forth below. The obligation of each Underwriter to the Company and the SELLING Shareholders shall be to purchase that portion of the number of shares of Common Stock to be sold by the Company and the Selling Shareholders pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter on
Schedule I bears to the total number of Firm Securities to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Securities other than in 100 share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

        In addition, subject to the terms and conditions herein set forth, the Company agrees to issue and sell and the Selling Shareholders agree to sell, to the Underwriters, as required (for the sole purpose of covering over-allotments in the sale of the Firm Securities), up to __________ Option Securities at the purchase price per share of the Firm Securities being sold by the Company and the Selling Shareholders as stated in the preceding paragraph (with any Option Securities sold to the Underwriters pursuant to this paragraph being sold in equal numbers by the Company, on the one

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -12-

hand, and the Selling Shareholders collectively, on the other). The right to purchase the Option Securities may be exercised by your giving 48 hours' prior written or telephonic notice (subsequently confirmed in writing) to the Company and the Selling Shareholders of your determina tion to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in
Schedule I hereto. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts and the Underwriters collectively must purchase an equal number of Option Securities from the Company and the Selling Shareholders, taken as a whole, except as noted above. The Underwriters may cancel any purchase of Option Securities at any time prior to the Option Securities Delivery Date by giving written notice of such cancellation to the Company.

        3. Upon the authorization by you to release the Firm Shares, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

        4. Certificates in definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Shareholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer, payable in same-day funds to the order of the Company and the Selling Shareholders, as appropriate, for the purchase price of the Firm Securities being sold by the Company and the Selling Shareholders at the office of Schroder Wertheim & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30 a.m., New York City time, on __________ ___, 1996, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

        Certificates in definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Shareholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company and the respective Selling Shareholders, for the purchase price of the Option Securities, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Company with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by you to the Company and the Selling Shareholders with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -13-

Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities, instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 7(d), 7(e), 7(f), 7(g), 7(h) and 7(k).

        Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and the Option Securities Delivery Date.

        5. The Company covenants and agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -14-

        with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                (d) That it has caused the Securities to be included for quotation on the NASDAQ National Market as of the Effective Date; and

                (e) To file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act.

        5.A. Each of the Selling Shareholders covenants with each of the Underwriters as follows:

               (a) Such Selling Shareholder will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will cause, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Securities in connection with the Offering.

               (b) As soon as such Selling Shareholder is advised thereof, such Selling Shareholder will advise the Underwriters and confirm such advice in writing, (1) of receipt by such Selling Shareholder, or by any representative of the Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or such Selling Shareholder in connection with the transactions contemplated by this Agreement and (2) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Shareholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -15-

        Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (c) Such Selling Shareholder will not, for a period of 180 days following the date of the Prospectus, without prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock.

        6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of copying and distributing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 5(b) hereof, including filing and registration fees and the fees, reasonable disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Securities; (v) all fees and expenses in connection with quotation of the Securities on the NASDAQ National Market; and (vi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on sale of the Securities to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Company to the Underwriters hereunder. It is understood, however, that, except as provided in this Section, Section 8 and
Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all its obligations hereunder theretofore to be performed, and the following additional conditions:

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -16-

               (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 10:00 p.m., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Vinson & Elkins L.L.P., counsel to the Underwriters, and Vinson & Elkins L.L.P. shall have been timely furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection;

               (c) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Robins Kaplan Miller & Ciresi ("Robins Kaplan"), counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Company has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the state of Minnesota, and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect); and the Company has all necessary corporate power and all material governmental authorizations, permits and approvals required to own, lease and operate its properties and conduct its business as described in the Prospectus;

                      (ii) Each of the Company's subsidiaries has been duly and
               validly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties requires such qualification or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect); and each

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -17-

               such subsidiary has all necessary corporate power and all material governmental authorizations, permits and approvals required to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                      (iii) All the outstanding shares of capital stock of each
               of the Company's subsidiaries have been duly authorized and are validly issued and outstanding, are fully paid and non-assessable are owned by the Company of record and to the best knowledge of such counsel, (A) beneficially and (B) free and clear of all liens, encumbrances, equities, security interests or claims of any nature whatsoever; and neither the Company nor any of its subsidiaries has granted any outstanding options, warrants or commitments with respect to any shares of its capital stock, whether issued or unissued, except as otherwise described in the Prospectus;

                      (iv) The Company has an authorized capitalization as set
               forth in the Registration Statement and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; are free of any preemptive rights, and were issued and sold in compliance with all applicable Federal and state securities laws; except as described in the Prospectus, to the knowledge of such counsel, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company; the Securities being sold by the Company have been duly and validly authorized and, when duly countersigned by the Company's Transfer Agent and Registrar and issued, delivered and paid for in accordance with the provisions of the Registration Statement and this Agreement, will be duly and validly issued, fully paid and non-assessable; the Securities conform to the description thereof in the Prospectus; the Securities have been duly authorized for quotation on the NASDAQ National Market, as of the Effective Date; and the certificates for the Securities are in valid and sufficient form and complies with all applicable statutory requirements, all applicable requirements of the ARTICLES OF INCORPORATION AND BY-LAWS of the Company and the requirements of the NASDAQ National Market;

                      (v) To the best of such counsel's knowledge, there are no
               legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or of which any property of the Company or any of its subsidiaries is the subject which, if resolved against the Company or any of its subsidiaries or any of their respective officers or directors, individually, or to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Prospectus;

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -18-

                      (vi) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally and by general principles of equity and, with respect to Section 8 of this Agreement, by public policy under federal and state securities laws;

                      (vii) The Company has full corporate power and authority
               to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon, any of the property or assets of the Company or any of its subsidiaries pursuant to, the terms of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the ARTICLES of Incorporation or the By-Laws, in each case as amended, of the Company or any of its subsidiaries, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                      (viii) No consent, approval, authorization, order,
               registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Under writers;

                      (ix) To the best of such counsel's knowledge, neither the
               Company nor any of its subsidiaries is currently in violation of its ARTICLES of Incorporation or By-Laws or in default under, any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any other agreement or instrument of which such counsel has knowledge to which the Company or any of its subsidiaries is a party or by which any of them or any of their property may be bound or affected (in

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -19-

               any respect that is material in light of the financial condition of the Company and its subsidiaries, taken as a whole);

                      (x) There are no preemptive or other rights to subscribe
               for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to the Company's ARTICLES of Incorporation or By-Laws (except as provided in the Company's ARTICLES of Incorporation with respect to ownership of Common Stock by non-U.S. citizens), in each case as amended to the date hereof, or any agreement or other instrument known to such counsel; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement or, if any such holders have such rights, such holders have waived such rights;

                      (xi) To the extent summarized therein, all contracts and
               agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act or the Rules and Regulations thereunder to be filed, as exhibits to the Registration Statement, they are so filed; and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus or to be so filed as an exhibit to the Registration Statement, which have not been so summarized or disclosed, or so filed;

                      (xii) All descriptions in the Prospectus of statutes,
               regulations or legal or governmental proceedings are fair summaries thereof and fairly present the information required to be shown with respect to such matters;

                      (xiii) Each of the Asset Purchase Agreement , THE MASTER
               DIVING SERVICE AGREEMENT AND THE REGISTRATION RIGHTS Agreement among the Company and affiliates of J. Ray McDermott (forms of which have been filed as exhibits to the Registration Statement) has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company and is enforceable in accordance to its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally; and

                      (xiv) The Registration Statement has become effective
               under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the Rules and Regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -20-

               or threatened under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial data contained in the Registration Statement or the Prospectus.

                      Such counsel shall also state that nothing has come to
               such counsel's attention that would lead such counsel to believe that either the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective, or the Prospectus or any amendment or supplement thereto, as of its date and as of the Time of Delivery, contains or contained any untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      In rendering their opinions set forth in Section 7(d)
               above, such counsel may rely, to the extent deemed advisable by such counsel, (a) as to factual matters, upon certificates of public officials and officers of the Company, and (b) as to the laws of any jurisdiction other than the United States, the state of New York and the state of Minnesota, on opinions of counsel (PROVIDED, HOWEVER, that you shall have received a copy of each of such opinions which shall be dated the Time of Delivery, addressed to you or otherwise authorizing you to rely thereon, and Robins Kaplan in its opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and Robins Kaplan has no reason to believe that the Underwriters and they are not justified to so rely);

               (e) Robins Kaplan (or other law firm acceptable to the Underwriters), shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) Each of this Agreement, the Power of Attorney and the
               Custody Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders and constitutes a legal, valid and binding agreement of each Selling Shareholder.

                      (ii) No consent, approval, authorization or order of any
               court or governmental agency or body is required for the consummation by any Selling Shareholder of the transactions on its part contemplated by this Agreement in connection with the Securities to be sold by any Selling Shareholder hereunder, except such as have been obtained under the Act and such as may be required under

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -21-

               the blue sky laws of any jurisdiction in connection with the purchase and distribution of such Securities by the Underwriters; and

                      (iii) Upon purchase of the Securities to be sold by the
               Securities Shareholders as provided in this Agreement, each of the Underwriters (assuming that it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good and valid title to such Securities, free and clear of all security interests, liens, encumbrances, equities or other claims.

               Such counsel may rely upon certificates of the Selling Shareholders. The opinions of such counsel relate solely to, are based solely upon and are limited exclusively to the laws of the state of New York and the state of New York and the laws of the United States of America, to the extent applicable.

               (f) Miller & Lents, such firm constituting independent petroleum engineering consultants (the "Engineering Consultants"), shall have delivered to you on the date of this Agreement a letter (the "Reserve Letter") and also on the Closing Date a letter dated the Closing Date, in each case in form and substance reasonably satisfactory to you and substantially in the form attached hereto as Annex III, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company;

               (g) Vinson & Elkins L.L.P., counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (h) At the time this Agreement is executed and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to you, to the effect, that:

                      (i) They are independent accountants with respect to the
               Company and its subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder;

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -22-

                      (ii) In their opinion the consolidated financial
               statements of the Company and its subsidiaries (including the related schedules and notes) included in the Registration Statement and Prospectus and covered by their reports included therein comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder;

                      (iii) On the basis of specified procedures as of a
               specified date not more than five days prior to the date of their letter (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the latest available minutes of any meeting of the Board of Directors and stockholders of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries who have responsibility for financial and accounting matters, and such other procedures or inquiries as are specified in such letter, nothing came to their attention that caused them to believe that:

                             (A) The unaudited consolidated condensed financial
                      statements of the Company and its subsidiaries included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations promulgated thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus;

                             (B) as of a specified date not more than five days
                      prior to the date of their letter, there was any change in the capital stock, or the long-term debt or subordinated debt of the Company and its subsidiaries on a consolidated basis, or any decrease in total assets, total current assets or stockholders' equity or other items specified by the Representatives, of the Company and its subsidiaries on a consolidated basis, each as compared with the amounts shown on the __________ ___, 1996 balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or such other changes, decreases or increases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -23-

                             (C) for the period from ___________ ___, 1996 to a
                      specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the preceding fiscal year, in the following consolidated amounts: total revenues, revenues less direct operating expenses, income (loss) before income taxes, net income (loss) or net income
                      (loss) per average common share outstanding, except in all instances for decreases which the Registration Statement discloses have occurred or may occur; or such other decreases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

                      (iv) in addition to the examination referred to in their
               reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement, and have compared such amounts and financial information with the accounting records of the Company and its subsidiaries, and have found them to be in agreement and have proved the mathematical accuracy of certain specified percentages.

               (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than shares issued pursuant to the exercise of Employee Option Shares) or short-term debt or long-term debt (excluding changes in the amount of indebtedness outstanding under the Company's REVOLVING Credit AGREEMENT (as defined in the Registration Statement) incurred for working capital purposes) of the Company or any of its subsidiaries nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -24-

               (j) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the Government of the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange or in the Common Stock on the principal securities exchange or market in which the Common Stock is listed or quoted being suspended or limited or minimum or maximum prices being generally established on such exchanges or market, or (ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the New York Stock Exchange or in the Common Stock on the principal securities exchange or market in which the Common Stock is listed or quoted or by order of the Commission or any court or other governmental authority, or
        (iii) a general banking moratorium being declared by either Federal or New York authorities;

               (k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the chief executive officer and the chief financial officer, on behalf of the Company, satisfactory to you as to such matters as you may reasonably request and as to (i) the accuracy of the Company's representations and warranties herein at and as of the Time of Delivery and (ii) the performance by the Company of all its obligations hereunder to be performed at or prior to the Time of Delivery; (iii) the fact that they have carefully examined the Registration Statement and Prospectus and, (a) as of the Effective Date, the statements contained in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) since the Effective Date, no event has occurred that is required by the Act or the Rules and Regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement; and (iv) the matters set forth in subsection (a) of this
        Section 7;

               (l) Each director, officer and five percent stockholder of the Company shall have delivered to you an agreement not to sell, offer or agree to sell or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, for a period of 180 days after the date hereof (other than pursuant to this Agreement), without the prior written consent of the Representative, PROVIDED that the foregoing restrictions shall not apply to grants under the Company's stock option plan and the exercise of options granted thereunder or to any gift of Common Stock or any private sale of Common Stock not made on the open market to a

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -25-

        donee or purchaser, respectively, that agrees in writing for the benefit of the Representative to be bound by the same restrictions with respect to such shares; and

               (m) The Company shall have delivered to you evidence that the Securities have been authorized for quotation on the NASDAQ National Market as of the Effective Date.

        8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all the Securities under the security laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement, or (iii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein.

               (b) In addition to any obligations of the Company under Section 8(a), the Company agrees that it shall perform its indemnification obligations under Section 8(a) (as modified by the last paragraph of this Section 8(b)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that they shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -26-

        of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

               The indemnity agreement in Section 8(a) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

               (c) Each Selling Shareholder will indemnify and hold harmless each Underwriter or the Company, as the case may be, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished to the Company by the Selling Shareholder filed in any state or other jurisdiction in order to qualify any or all the Securities under the security laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder specifically for use therein or (ii) any untrue statement or alleged untrue statement made by the Selling Shareholder in Section 1.A of this Agreement; PROVIDED, HOWEVER, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein. In addition, in no event shall the liability of any Selling Shareholder for indemnification in this Section 8(c) exceed the proceeds received by such Selling Shareholder in the Offering.

               (d) In addition to any obligations of each of the Selling Shareholders under Section 8(c), each of the Selling Shareholders agrees that it shall perform its indemnification obligations under Section 8(c) (as modified by the last paragraph of this Section 8(d)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -27-

        that they shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

               The indemnity agreement in Section 8(c) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

               (e) Each Underwriter will indemnify and hold harmless the Company or the Selling Shareholders, as the case may be, against any losses, claims, damages or liabilities to which the Company or any of the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company or the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or the Selling Shareholder in connection with investigating or defending any such action or claim.

               The indemnity agreement in this Section 8(e) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

               (f) Promptly after receipt by an indemnified party under Section 8(a), 8(c) or 8(e) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a), 8(c) or 8(e) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such
        Section 8(a), 8(c) or 8(e). In case any such action shall be

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -28-

        brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Schroder Wertheim in the case of parties indemnified pursuant to Section 8(a) and 8(c) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(e).

               No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (g) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange
        Act) makes claim for indemnification pursuant to Section 8(a) or 8(c) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) or 8(c) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(e), then, and in each such case, each indemnifying party shall contribute to the

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -29-

        aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company or any of the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or any of the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company or any of the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(g) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
        Section 8(g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(g), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder in the Offering. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this
        Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -30-

               (h) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

        9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained herein. If the aggregate number of Firm Securities as to which Underwriters default is more than one-eleventh of the aggregate number of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Firm Securities, or the Company notifies you that it has so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

               (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company or both as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of the Firm Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -31-

        for which such arrangements have not been made; but nothing shall relieve a defaulting Underwriter from liability for its default.

               (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate number of all the Firm Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company, or an Selling Shareholder, or an officer or director or controlling person of the Selling Shareholder, and shall survive delivery of and payment for the Securities.

        11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; PROVIDED, HOWEVER, that the provisions of this Section and Section 6 and Section 8 hereof shall at all times be effective.

        If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company shall not then be under any liability to any Underwriter except as provided in Section 6 and
Section 8 hereof, but if this Agreement becomes effective and is not so terminated

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -32-

but the Securities are not delivered by or on behalf of the Company as provided herein because the Company has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

        12. The statements set forth in the last paragraph on the front cover page of the Prospectus, the paragraph on the inside front cover of the Prospectus containing stabilization language and the second paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter through the Representatives to the Company for purposes of Sections 1(b), 1(c) and 8 hereof.

        13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Schroder Wertheim on behalf of you as the Representatives.

        All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to you as the Representatives in care of Schroder Wertheim & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York 10019, Attention:
Syndicate Department; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the address of the Company set forth in the Registration Statement, Attention: Victor M. Perez; PROVIDED, HOWEVER, that any notice to any Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -33-

        15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        16. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

        17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -34-

        If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

CAL DIVE INTERNATIONAL, INC.


By:
                                            Name:
Title:


SELLING SHAREHOLDERS


By:
        As Attorney-in-Fact for each of the
        several Selling Shareholders named in
        Schedule II

Accepted as of the date hereof:

SCHRODER WERTHEIM & CO.
     INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
SIMMONS & COMPANY INTERNATIONAL
     as Representatives of the several Underwriters

By:     SCHRODER WERTHEIM & CO.
        INCORPORATED


By:
                      Managing Director

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                      -35-

                                   SCHEDULE I

     UNDERWRITER                                       NUMBER OF FIRM SECURITIES

Schroder Wertheim & Co. Incorporated..........

Raymond James & Associates, Inc...............

Simmons & Company International...............

Total.........................................               ___________

                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                   SCHEDULE I

                                   SCHEDULE II

     SELLING SHAREHOLDERS                          NUMBER OF FIRM SECURITIES


                          CAL DIVE INTERNATIONAL, INC.
                             UNDERWRITING AGREEMENT
                                   SCHEDULE II

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